Exhibit 99.1

News Release

Contact:	Francis Idehen Investor Relations 312-394-3967 Paul Adams Corporate Communications 410-470-4167

EXELON ANNOUNCES FIRST QUARTER 2015 RESULTS

CHICAGO (Apr. 29, 2015) — Exelon Corporation (NYSE: EXC) announced first quarter 2015 consolidated earnings as follows:

	First Quarter
	2015	2014
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$615	$530
Diluted Earnings per Share	$0.71	$0.62
GAAP Results:
Net Income ($ millions)	$693	$90
Diluted Earnings per Share	$0.80	$0.10

“Exelon achieved earnings above our guidance range this quarter, with strong performance at both our utilities and Constellation,” said Christopher M. Crane, Exelon’s president and CEO. “We continue to advocate strongly for policies and regulations that will bring additional value to our customers, communities and shareholders.”

First Quarter Operating Results

As shown in the table above, Exelon’s Adjusted (non-GAAP) Operating Earnings increased to $0.71 per share in the first quarter of 2015 from $0.62 per share in the first quarter of 2014. Earnings in the first quarter of 2015 primarily reflected the following favorable factors:

•	Lower storm costs at PECO;

•	Higher revenue net of purchased power and fuel at Generation as a result of the lower costs to serve load, the Integrys acquisition, and the cancellation of the Department of Energy spent nuclear fuel disposal fees;

•	Favorable weather and volume at PECO; and

•	Higher distribution revenue pursuant to increased rates effective in December 2014 at BGE.

These factors were partially offset by:

•	Higher operating and maintenance expenses for contracting and inflation, offset in part by cost savings from plan design changes for certain Other Post-Employment Benefits plans;

•	Lower realized energy prices at Generation;

•	Higher interest expense due to higher outstanding debt;

•	Unfavorable weather and volume at ComEd; and

•	Losses on the termination of interest rate swaps.

Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$615	$0.71
Mark-to-Market Impact of Economic Hedging Activities	100	0.11
Unrealized Gains Related to NDT Fund Investments	24	0.03
Amortization of Commodity Contract Intangibles	24	0.03
Merger and Integration Costs	(21)	(0.02)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps	(48)	(0.06)
Midwest Generation Bankruptcy Recoveries	6	0.01
CENG Non-Controlling Interest	(7)	(0.01)

Exelon GAAP Net Income	$693	$0.80

2

Adjusted (non-GAAP) Operating Earnings for the first quarter of 2014 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$530	$0.62
Mark-to-Market Impact of Economic Hedging Activities	(443)	(0.52)
Unrealized Gains Related to NDT Fund Investments	8	0.01
Amortization of Commodity Contract Intangibles	(31)	(0.04)
Merger and Integration Costs	(9)	(0.01)
Tax Settlements	35	0.04

Exelon GAAP Net Income	$90	$0.10

First Quarter and Recent Highlights

•	Pepco Holdings, Inc. Merger: On February 11, 2015, the New Jersey Board of Public Utilities (NJBPU) approved the proposed merger and the previously filed settlement signed and filed by Exelon, PHI, Atlantic City Electric (ACE), NJBPU staff, and the Independent Energy Coalition. On February 13, 2015, Exelon and PHI announced that they had reached a settlement agreement in the proceeding before the Delaware Public Service Commission (DPSC) to review the proposed merger. The settlement, which was amended on April 7, 2015 and is subject to the approval of the DPSC, was signed and filed by Exelon, PHI, Delmarva Power & Light Company (DPL), the PSC staff, the Delaware Public Advocate, the Delaware Department of Natural Resources and Environment Control, the Delaware Sustainable Energy Utility, the Mid-Atlantic Renewable Energy Coalition and the Clean Air Council. Additionally, on March 17, 2015, Exelon and PHI announced that they had reached a settlement agreement with Montgomery and Prince George’s Counties in the proceeding before the Maryland Public Service Commission (MPSC) to review the proposed merger. The settlement, which is subject to the approval of the MPSC, was signed and filed by Exelon, PHI, Montgomery County, Prince George’s County, the National Consumer Law Center, National Housing Trust, Maryland Affordable Housing Coalition, the Housing Association of Nonprofit Developers and a consortium of nine recreational trail advocacy organizations led by the Mid-Atlantic Off-Road Enthusiasts. The merger continues to be conditioned upon approval by the public service commissions of the District of Columbia, Delaware and Maryland. Exelon and PHI continue to expect the merger to be completed late in the second or third quarter of 2015.

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and beginning April 1, 2014, 100 percent of the CENG units, produced 42,657 gigawatt-hours (GWh), of which 7,796 GWh were produced by CENG, in the first quarter of 2015, compared with 35,261 GWh in the first quarter of 2014. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 92.7 percent capacity factor for the first quarter of 2015, compared with 94.1 percent for the first quarter of 2014. The number of planned refueling outage days totaled 89, of which 41 were related to CENG, in the first quarter of 2015, compared

3

with 52 in the first quarter of 2014. There were 32 non-refueling outage days, of which five were related to CENG, in the first quarter of 2015, compared with 20 days in the first quarter of 2014.

•	Low Carbon Portfolio Legislation: In March 2015, the Low Carbon Portfolio Standard (LCPS) legislation was introduced in the Illinois General Assembly. The legislation would require ComEd and Ameren to purchase low carbon energy credits to match 70 percent of the electricity used on the distribution system. The LCPS is a technology-neutral solution, so all generators of zero or low carbon energy would be able to compete in the procurement process, including wind, solar, hydro, clean coal and nuclear. Costs associated with purchasing the low carbon energy credits would be collected from customers. If passed by the General Assembly, the legislation would be presented to the governor, who would have 60 days to decide on the bill.

•	Fossil and Renewable Operations: The dispatch match rate for Generation’s fossil/hydro fleet was 98.0 percent in the first quarter of 2015, compared with 92.9 percent in the first quarter of 2014. The performance in 2014 was impacted by equipment issues in January. Energy capture for the wind/solar fleet was 95.9 percent in the first quarter of 2015, compared with 94.7 percent in the first quarter of 2014.

•	PECO Electric Distribution Rate Case: On March 27, 2015, PECO filed a petition with the PAPUC requesting an increase of $190 million to its annual service revenues for electric delivery, which would reflect a 4.4 percent increase of total Pennsylvania jurisdictional operating revenues. The requested rate of return on common equity is 10.95 percent. The results of the rate case are expected to be known in the fourth quarter of 2015. The new electric delivery rates would take effect no later than January 1, 2016.

•	Financing Activities: On March 2, 2015, ComEd issued $400 million aggregate principal amount of its First Mortgage 3.70 percent Bonds, Series 118, due March 1, 2045.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. The proportion of expected generation hedged as of March 31, 2015, was 94 percent to 97 percent for 2015, 67 percent to 70 percent for 2016, and 37 percent to 40 percent for 2017. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

4

Operating Company Results

Generation consists of the generation, physical delivery and marketing of power across multiple geographical regions through its customer-facing business, Constellation, which sells electricity and natural gas to both wholesale and retail customers. Generation also sells renewable energy and other energy-related products and services, and engages in natural gas and oil exploration and production activities (Upstream).

Generation’s first quarter 2015 GAAP Net Income was $443 million, compared with a net loss of $(185) million in the first quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 and 2014 do not include various items (after tax) that were included in reported GAAP Net Income:

($ millions)	1Q15	1Q14
Generation Adjusted (non-GAAP) Operating Earnings	$303	$258
Mark-to-Market Impact of Economic Hedging Activities	100	(446)
Unrealized Gains Related to NDT Fund Investments	24	8
Amortization of Commodity Contract Intangibles	24	(31)
Merger and Integration Costs	(7)	(9)
Midwest Generation Bankruptcy Recoveries	6	—
Tax Settlements	—	35
CENG Non-Controlling Interest	(7)	—

Generation GAAP Net Income (Loss)	$443	$(185)

Generation’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2015 increased $45 million compared with the same quarter in 2014. This increase primarily reflected higher revenue net of purchased power and fuel at Generation as a result of lower cost to serve load, the Integrys acquisition, and the cancellation of the DOE spent nuclear fuel disposal fees, offset by lower realized energy prices. The increase was partially offset by higher operating and maintenance expenses reflecting increased inflation, offset in part by reduced other postretirement benefit costs, and increased interest expense.

ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s first quarter 2015 GAAP Net Income was $90 million, compared with net income of $98 million in the first quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	1Q15	1Q14
ComEd Adjusted (non-GAAP) Operating Earnings	$92	$98
Merger and Integration Costs	(2)	—

ComEd GAAP Net Income	$90	$98

ComEd’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2015 decreased $6 million from the same quarter in 2014 primarily as a result of unfavorable weather and volume in the first quarter of 2015. Electric distribution earnings were flat, reflecting the impacts of increased capital investment, offset by lower allowed return on common equity due to a decrease in treasury rates.

5

For the first quarter of 2015, heating degree-days in the ComEd service territory were down 6.2 percent relative to the same period in 2014 and were 14.8 percent above normal. Total retail electric deliveries decreased 3.5 percent in the first quarter of 2015 compared with the same period in 2014.

Weather-normalized retail electric deliveries decreased 1.9 percent in the first quarter of 2015 compared with the same period in 2014.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s first quarter 2015 GAAP Net Income was $139 million, compared with net income of $89 million in the first quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	1Q15	1Q14
PECO Adjusted (non-GAAP) Operating Earnings	$140	$89
Merger and Integration Costs	(1)	—

PECO GAAP Net Income	$139	$89

PECO’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2015 increased $51 million from the same quarter in 2014 primarily due to decreased storm costs and favorable weather and volume.

For the first quarter of 2015, heating degree-days in the PECO service territory were up 3.2 percent relative to the same period in 2014 and were 18.4 percent above normal. Total retail electric deliveries were up 1.5 percent compared with the first quarter of 2014. Natural gas deliveries (including both retail and transportation segments) in the first quarter of 2015 were up 4.9 percent compared with the same period in 2014.

Weather-normalized retail electric and gas deliveries increased 0.4 percent and 2.0 percent, respectively, in the first quarter of 2015 compared with the same period in 2014. The increased gas volumes were driven primarily by moderate economic and customer growth.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s first quarter 2015 GAAP Net Income was $106 million, compared with net income of $85 million in the first quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	1Q15	1Q14
BGE Adjusted (non-GAAP) Operating Earnings	$107	$85
Merger and Integration Costs	(1)	—

BGE GAAP Net Income	$106	$85

BGE’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2015 increased $22 million from the same quarter in 2014, primarily due to increased distribution revenues pursuant to increased rates effective in December 2014. Due to decoupling, BGE’s distribution revenues are not affected by actual weather.

6

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP Net Income to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on April 29, 2015.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2015 Quarterly Report on Form 10-Q (to be filed on April 29, 2015) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2014 revenues of approximately $27.4 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 32,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

7

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2015 and 2014	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three months ended March 31, 2015 and 2014	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three months ended March 31, 2015 and 2014	4

Business Segment Comparative Statements of Operations - Other - Three months ended March 31, 2015 and 2014	5

Consolidated Balance Sheets - March 31, 2015 and December 31, 2014	6

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2015 and 2014	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended March 31, 2015 and 2014	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2015 and 2014	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three months ended March 31, 2015 and 2014	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three months ended March 31, 2015 and 2014	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three months ended March 31, 2015 and 2014	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three months ended March 31, 2015 and 2014	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three months ended March 31, 2015 and 2014	15

Exelon Generation Statistics - Three Months Ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014	16

ComEd Statistics - Three months ended March 31, 2015 and 2014	17

PECO Statistics - Three months ended March 31, 2015 and 2014	18

BGE Statistics - Three months ended March 31, 2015 and 2014	19

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2015 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$5,840	$1,185	$985	$1,036	$(216)	$8,830
Operating expenses
Purchased power and fuel	3,433	327	438	487	(215)	4,470
Operating and maintenance	1,311	378	222	182	(12)	2,081
Depreciation and amortization	254	175	62	106	13	610
Taxes other than income	122	75	41	57	9	304

Total operating expenses	5,120	955	763	832	(205)	7,465
Gain (loss) on sales of assets	(1)	—	1	—	1	1

Operating income (loss)	719	230	223	204	(10)	1,366

Other income and (deductions)
Interest expense, net	(102)	(84)	(28)	(25)	(106)	(345)
Other, net	94	3	2	4	(23)	80

Total other income and (deductions)	(8)	(81)	(26)	(21)	(129)	(265)

Income (loss) before income taxes	711	149	197	183	(139)	1,101
Income taxes	226	59	58	74	(54)	363

Net income (loss)	485	90	139	109	(85)	738
Net income attributable to noncontrolling interests and preference stock dividends	42	—	—	3	—	45

Net income (loss) attributable to common shareholders	$443	$90	$139	$106	$(85)	$693

	Three Months Ended March 31, 2014
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$4,390	$1,134	$993	$1,054	$(334)	$7,237
Operating expenses
Purchased power and fuel	3,357	320	464	529	(330)	4,340
Operating and maintenance	1,087	326	280	188	(23)	1,858
Depreciation and amortization	211	173	58	108	14	564
Taxes other than income	105	77	42	60	9	293

Total operating expenses	4,760	896	844	885	(330)	7,055
Equity in earnings of unconsolidated affiliates	(19)	—	—	—	—	(19)
Gain on sales of assets	5	—	—	—	—	5

Operating income (loss)	(384)	238	149	169	(4)	168

Other income and (deductions)
Interest expense, net	(85)	(80)	(28)	(27)	(7)	(227)
Other, net	85	5	2	4	2	98

Total other income and (deductions)	—	(75)	(26)	(23)	(5)	(129)

Income (loss) before income taxes	(384)	163	123	146	(9)	39
Income taxes	(199)	65	34	58	(12)	(54)

Net income (loss)	(185)	98	89	88	3	93
Net income attributable to preference stock dividends	—	—	—	3	—	3

Net income (loss) attributable to common shareholders	$(185)	$98	$89	$85	$3	$90

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC due to the execution of the nuclear operating services agreement on April 1, 2014.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31,
	2015 (a)	2014	Variance
Operating revenues	$5,840	$4,390	$1,450
Operating expenses
Purchased power and fuel	3,433	3,357	76
Operating and maintenance	1,311	1,087	224
Depreciation and amortization	254	211	43
Taxes other than income	122	105	17

Total operating expenses	5,120	4,760	360
Equity in losses of unconsolidated affiliates	—	(19)	19
Gain (loss) on sales of assets	(1)	5	(6)

Operating income (loss)	719	(384)	1,103

Other income and (deductions)
Interest expense	(102)	(85)	(17)
Other, net	94	85	9

Total other income and (deductions)	(8)	—	(8)

Income (loss) before income taxes	711	(384)	1,095
Income taxes (benefit)	226	(199)	425

Net income (loss)	485	(185)	670
Net income attributable to noncontrolling interests	42	—	42

Net income (loss) attributable to membership interest	$443	$(185)	$628

	ComEd
	Three Months Ended March 31,
	2015	2014	Variance
Operating revenues	$1,185	$1,134	$51
Operating expenses
Purchased power	327	320	7
Operating and maintenance	378	326	52
Depreciation and amortization	175	173	2
Taxes other than income	75	77	(2)

Total operating expenses	955	896	59

Operating income (loss)	230	238	(8)

Other income and (deductions)
Interest expense, net	(84)	(80)	(4)
Other, net	3	5	(2)

Total other income and (deductions)	(81)	(75)	(6)

Income before income taxes	149	163	(14)
Income taxes	59	65	(6)

Net income	$90	$98	$(8)

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC due to the execution of the nuclear operating services agreement on April 1, 2014.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31,
	2015	2014	Variance
Operating revenues	$985	$993	$(8)
Operating expenses
Purchased power and fuel	438	464	(26)
Operating and maintenance	222	280	(58)
Depreciation and amortization	62	58	4
Taxes other than income	41	42	(1)

Total operating expenses	763	844	(81)
Gain on sales of assets	1	—	1

Operating income	223	149	74

Other income and (deductions)
Interest expense, net	(28)	(28)	—
Other, net	2	2	—

Total other income and (deductions)	(26)	(26)	—

Income before income taxes	197	123	74
Income taxes	58	34	24

Net income attributable to common shareholder	$139	$89	$50

	BGE
	Three Months Ended March 31,
	2015	2014	Variance
Operating revenues	$1,036	$1,054	$(18)
Operating expenses
Purchased power and fuel	487	529	(42)
Operating and maintenance	182	188	(6)
Depreciation and amortization	106	108	(2)
Taxes other than income	57	60	(3)

Total operating expenses	832	885	(53)

Operating income	204	169	35

Other income and (deductions)
Interest expense, net	(25)	(27)	2
Other, net	4	4	—

Total other income and (deductions)	(21)	(23)	2

Income before income taxes	183	146	37
Income taxes	74	58	16

Net income	109	88	21
Preference stock dividends	3	3	—

Net income attributable to common shareholders	$106	$85	$21

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31,
	2015	2014	Variance
Operating revenues	$(216)	$(334)	$118
Operating expenses
Purchased power and fuel	(215)	(330)	115
Operating and maintenance	(12)	(23)	11
Depreciation and amortization	13	14	(1)
Taxes other than income	9	9	—

Total operating expenses	(205)	(330)	125
Gain on sales of assets	1	—	1

Operating loss	(10)	(4)	(6)

Other income and (deductions)
Interest expense	(106)	(7)	(99)
Other, net	(23)	2	(25)

Total other income and (deductions)	(129)	(5)	(124)

Loss before income taxes	(139)	(9)	(130)
Income benefit	(54)	(12)	(42)

Net (loss) income	$(85)	$3	$(88)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,825	$1,878
Restricted cash and cash equivalents	297	271
Accounts receivable, net
Customer	3,702	3,482
Other	1,077	1,227
Mark-to-market derivative assets	1,117	1,279
Unamortized energy contract assets	209	254
Inventories, net
Fossil fuel and emission allowances	266	579
Materials and supplies	1,035	1,024
Deferred income taxes	231	244
Regulatory assets	804	847
Assets held for sale	1	147
Other	793	865

Total current assets	11,357	12,097

Property, plant and equipment, net	53,001	52,087
Deferred debits and other assets
Regulatory assets	6,068	6,076
Nuclear decommissioning trust funds	10,712	10,537
Investments	568	544
Goodwill	2,672	2,672
Mark-to-market derivative assets	913	773
Unamortized energy contracts assets	558	549
Pledged assets for Zion Station decommissioning	308	319
Other	1,234	1,160

Total deferred debits and other assets	23,033	22,630

Total assets	$87,391	$86,814

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$309	$460
Long-term debt due within one year	1,260	1,802
Accounts payable	2,839	3,048
Accrued expenses	1,230	1,539
Payables to affiliates	8	8
Regulatory liabilities	421	310
Mark-to-market derivative liabilities	117	234
Unamortized energy contract liabilities	172	238
Other	1,018	1,123

Total current liabilities	7,374	8,762

Long-term debt	20,519	19,362
Long-term debt to financing trusts	648	648
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,218	13,019
Asset retirement obligations	7,446	7,295
Pension obligations	3,154	3,366
Non-pension postretirement benefit obligations	1,825	1,742
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,566	4,550
Mark-to-market derivative liabilities	491	403
Unamortized energy contract liabilities	189	211
Payable for Zion Station decommissioning	136	155
Other	2,166	2,147

Total deferred credits and other liabilities	34,212	33,909

Total liabilities	62,753	62,681

Commitments and contingencies
Shareholders’ equity
Common stock	16,731	16,709
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	11,334	10,910
Accumulated other comprehensive loss, net	(2,673)	(2,684)

Total shareholders’ equity	23,065	22,608
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,380	1,332

Total equity	24,638	24,133

Total liabilities and shareholders’ equity	$87,391	$86,814

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$738	$93
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	948	908
Impairment of long-lived assets	—	1
Gain on sales of assets	(1)	(5)
Deferred income taxes and amortization of investment tax credits	129	(48)
Net fair value changes related to derivatives	(91)	730
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(47)	(26)
Other non-cash operating activities	344	276
Changes in assets and liabilities:
Accounts receivable	(270)	(606)
Inventories	291	80
Accounts payable, accrued expenses and other current liabilities	(607)	157
Option premiums received, net	5	15
Counterparty collateral received (posted), net	31	(677)
Income taxes	174	17
Pension and non-pension postretirement benefit contributions	(269)	(472)
Other assets and liabilities	115	(278)

Net cash flows provided by operating activities	1,490	165

Cash flows from investing activities
Capital expenditures	(1,784)	(1,217)
Proceeds from nuclear decommissioning trust fund sales	1,681	1,825
Investment in nuclear decommissioning trust funds	(1,747)	(1,878)
Acquisition of businesses	(15)	—
Proceeds from sale of long-lived assets	142	18
Proceeds from termination of direct financing lease investment	—	335
Change in restricted cash	(26)	(40)
Other investing activities	(2)	(54)

Net cash flows used in investing activities	(1,751)	(1,011)

Cash flows from financing activities
Changes in short-term borrowings	(141)	638
Issuance of long-term debt	1,206	950
Retirement of long-term debt	(580)	(1,150)
Dividends paid on common stock	(269)	(266)
Proceeds from employee stock plans	8	7
Other financing activities	(16)	(28)

Net cash flows provided by financing activities	208	151

Decrease in cash and cash equivalents	(53)	(695)
Cash and cash equivalents at beginning of period	1,878	1,609

Cash and cash equivalents at end of period	$1,825	$914

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,830	$(194	) (b),(c)	$8,636	$7,237	$850	(b),(c),(d)	$8,087
Operating expenses
Purchased power and fuel	4,470	7	(b),(c)	4,477	4,340	81	(b),(c)	4,421
Operating and maintenance	2,081	(12	)(d),(e)	2,069	1,858	(14	)(d)	1,844
Depreciation and amortization	610	—		610	564	—		564
Taxes other than income	304	—		304	293	—		293

Total operating expenses	7,465	(5)		7,460	7,055	67		7,122
Equity in earnings (loss) of unconsolidated affiliates	—	—		—	(19)	12	(c),(d)	(7)
Gain on sales of assets	1	—		1	5	—		5

Operating income	1,366	(189)		1,177	168	795		963

Other income and (deductions)
Interest expense, net	(345)	89	(d),(f)	(256)	(227)	—		(227)
Other, net	80	(49	)(g)	31	98	(42	)(g),(i)	56

Total other income and (deductions)	(265)	40		(225)	(129)	(42)		(171)

Income before income taxes	1,101	(149)		952	39	753		792
Income taxes	363	(64	)(b),(c),(d),(e),(f)(g)	299	(54)	313	(b),(c),(d),(g),(i)	259

Net income	738	(85)		653	93	440		533
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	45	(7	)(h)	38	3	—		3

Net income attributable to common shareholders	$693	$(78)		$615	$90	$440		$530

Effective tax rate	33.0%			31.4%	(138.5)%			32.7%
Earnings per average common share
Basic	$0.80	$(0.09)		$0.71	$0.10	$0.52		$0.62
Diluted	$0.80	$(0.09)		$0.71	$0.10	$0.52		$0.62

Average common shares outstanding
Basic	862			862	858			858
Diluted	867			867	861			861
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.11)				$0.52
Amortization of commodity contract intangibles (c)		(0.03)				0.04
Merger and integration costs (d)		0.02				0.01
Midwest Generation bankruptcy recoveries (e)		(0.01)				—
Mark-to-market impact of PHI merger related interest rate swaps (f)		0.06				—
Unrealized gains related to NDT fund investments (g)		(0.03)				(0.01)
CENG Non-controlling interest (h)		0.01				—
Tax settlement (i)		—				(0.04)

Total adjustments		$(0.09)				$0.52

Note: For the three months ended March 31, 2015, includes the results of operations of Constellation Energy Nuclear Group, LLC due to the execution of the nuclear operating services agreement on April 1, 2014.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, and at Generation, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to reflect a benefit related to the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(f)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to anticipated financing for the pending PHI acquisition.
(g)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(h)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments.
(i)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2015 and 2014

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE		Other (a)	Exelon
2014 GAAP Earnings (Loss)	$0.10	$(185)	$98	$89	$85		$3	$90
2014 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.52	446	—	—	—		(3)	443
Unrealized Gains Related to NDT Fund Investments (1)	(0.01)	(8)	—	—	—		—	(8)
Amortization of Commodity Contract Intangibles (2)	0.04	31	—	—	—		—	31
Merger and Integration Costs (3)	0.01	9	—	—	—		—	9
Tax Settlements (4)	(0.04)	(35)	—	—	—		—	(35)

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	0.62	258	98	89	85		—	530
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (8)	0.24	208	—	—	—		—	208
Nuclear Fuel Cost (9)	—	(2)	—	—	—		—	(2)
Capacity Pricing (10)	0.02	14	—	—	—		—	14
Market and Portfolio Conditions (11)	0.03	29	—	—	—		—	29
ComEd, PECO and BGE Margins:
Weather	—	—	(3)	5	—	(b)	—	2
Load	—	—	(4)	4	—	(b)	—	—
Other Energy Delivery (12)	0.06	—	34	2	14		1	51
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	(0.13)	(87)	(10)	(7)	—		—	(104)
Planned Nuclear Refueling Outages (14)	(0.03)	(29)	—	—	—		—	(29)
Pension and Non-Pension Postretirement Benefits (15)	0.01	4	5	1	—		(1)	9
Other Operating and Maintenance (16)	(0.02)	(34)	(26)	41	4		(2)	(17)
Depreciation and Amortization Expense (17)	(0.03)	(26)	(1)	(2)	1		(1)	(29)
Interest Expense, Net (18)	(0.02)	(15)	(2)	—	1		(5)	(21)
Income Taxes (19)	0.01	9	1	6	—		(3)	13
Equity in Earnings of Unconsolidated Affiliates (20)	—	4	—	—	—		—	4
CENG Non-Controlling Interest (21)	(0.02)	(21)	—	—	—		—	(21)
Other (22)	(0.03)	(9)	—	1	2		(16)	(22)

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	0.71	303	92	140	107		(27)	615
2015 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.11	100	—	—	—		—	100
Unrealized Gains Related to NDT Fund Investments (1)	0.03	24	—	—	—		—	24
Amortization of Commodity Contract Intangibles (2)	0.03	24	—	—	—		—	24
Merger and Integration Costs (3)	(0.02)	(7)	(2)	(1)	(1)		(10)	(21)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps (5)	(0.06)	—	—	—	—		(48)	(48)
Midwest Generation Bankruptcy Recoveries (6)	0.01	6	—	—	—			6
CENG Non-Controlling Interest (7)	(0.01)	(7)	—	—	—		—	(7)

2015 GAAP Earnings (Loss)	$0.80	$443	$90	$139	$106		$(85)	$693

Note:

•	In 2015, each line item above includes 100% of CENG’s results of operations, however during the first quarter of 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2015 and 2014 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger and the Integrys acquisition.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies to related the Constellation merger, CENG integration and the Integrys and pending PHI acquisitions.
(4)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 pre-acquisition tax returns.
(5)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to anticipated financing for the pending PHI acquisition.
(6)	Primarily reflects a benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.

(7)	Represents Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments.
(8)	Primarily reflects the inclusion of CENG’s results, partially offset by increased nuclear generating outage days.
(9)	Reflects the inclusion of CENG’s results, substantially offset by the cancellation of the DOE spent nuclear disposal fee.
(10)	Primarily reflects the inclusion of CENG’s capacity credits and increased capacity prices for the Midwest market, partially offset by a decrease in capacity prices for the Mid-Atlantic market and the reduction of capacity credits resulting from the December 2014 sales of Keystone and Conemaugh.
(11)	Primarily reflects the benefit of lower cost to serve load (including the absence of higher procurement costs for replacement power in 2014) and the benefit from the Integrys acquisition, partially offset by lower margins resulting from the sale of generating assets in 2014, lower realized energy prices and the absence of the 2014 fuel optimization opportunities in the South due to extreme cold weather.
(12)	For ComEd, primarily reflects increased cost recovery associated with energy efficiency programs and uncollectible accounts expense (both offset below in other operating and maintenance expense), and increased distribution revenue, as a result of higher operating and maintenance expense (offset below) and increased capital investment, partially offset by lower return on common equity due to a decrease in treasury rates. For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in December 2014.
(13)	Primarily reflects the inclusion of CENG’s results at Generation, increased contracting costs related to EIMA and other preventative and corrective maintenance projects at ComEd, increased contracting costs related to increased maintenance and vegetation management at PECO, and inflation across all operating companies.
(14)	Primarily reflects the impact of increased nuclear refueling outage days in 2015, excluding Salem, due to the inclusion of CENG.
(15)	Primarily reflects cost savings from plan design changes for certain OPEB plans in the second quarter of 2014, partially offset by the unfavorable impact of lower assumed pension and OPEB discount rates for 2015, an increase in the life expectancy assumption for plan participants in 2015, and at Generation, the inclusion of CENG’s results.
(16)	For Generation, primarily reflects the inclusion of CENG’s results. For ComEd, primarily reflects increased costs associated with energy efficiency programs and increased uncollectible accounts expense (both offset above, in other energy delivery revenue). For PECO, reflects decreased storm costs, primarily as a result of the February 5, 2014 ice storm. For BGE, primarily reflects decreased storm costs partially offset by an increase in uncollectible accounts expense.
(17)	Primarily reflects the inclusion of CENG’s results at Generation.
(18)	At Generation, primarily reflects increased interest expense due to higher outstanding debt in 2015 and a 2014 interest benefit for the favorable settlement of certain income tax positions, partially offset by the inclusion of CENG’s results. At Corporate, primarily reflects increased interest expense for payments related to mandatory convertible securities for the PHI acquisition.
(19)	At Generation, reflects an increase in domestic production activities deduction and investment tax credit amortization partially offset by a reduction in favorable settlements of certain income tax positions in 2014. At PECO, primarily reflects a higher tax benefit related to tax repairs deduction in 2015.
(20)	CENG’s operating results were fully consolidated in 2015 and, as a result, are not reflected as equity method earnings in 2015.
(21)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(22)	For Generation, primarily reflects the inclusion of CENG’s results. For Corporate, primarily reflects a loss on the termination of forward-starting interest rate swaps in the first quarter of 2015.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	Generation
	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,840	$(194	)(b),(c)	$5,646	$4,390	$850	(b),(c),(d)	$5,240
Operating expenses
Purchased power and fuel	3,433	7	(b),(c)	3,440	3,357	81	(b),(c)	3,438
Operating and maintenance	1,311	(1	)(d),(e)	1,310	1,087	(14	)(d)	1,073
Depreciation and amortization	254	—		254	211	—		211
Taxes other than income	122	—		122	105	—		105

Total operating expenses	5,120	6		5,126	4,760	67		4,827
Equity in loss of unconsolidated affiliates	—	—		—	(19)	12	(c),(d)	(7)
(Loss) gain on sale of assets	(1)	—		(1)	5	—		5

Operating income	719	(200)		519	(384)	795		411

Other income and (deductions)
Interest expense	(102)	—		(102)	(85)	—		(85)
Other, net	94	(49	)(f)	45	85	(42	)(f),(h)	43

Total other income and (deductions)	(8)	(49)		(57)	—	(42)		(42)

Income (loss) before income taxes	711	(249)		462	(384)	753		369
Income taxes	226	(102	)(b),(c),(d),(e),(f)	124	(199)	310	(b),(c),(d),(f),(h)	111

Net income (loss)	485	(147)		338	(185)	443		258
Net income attributable to noncontrolling interests	42	(7	)(g)	35	—	—		—

Net income (loss) attributable to membership interest	$443	$(140)		$303	$(185)	$443		$258

Note: For the three months ended March 31, 2015, includes the results of operations of Constellation Energy Nuclear Group, LLC due to the execution of the nuclear operating services agreement on April 1, 2014.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to reflect a benefit related to the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(f)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(g)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments.
(h)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$1,185	$—		$1,185	$1,134	$—	$1,134
Operating expenses
Purchased power	327	—		327	320	—	320
Operating and maintenance	378	(3	)(b)	375	326	—	326
Depreciation and amortization	175	—		175	173	—	173
Taxes other than income	75	—		75	77	—	77

Total operating expenses	955	(3)		952	896	—	896

Operating income	230	3		233	238	—	238

Other income and (deductions)
Interest expense, net	(84)	—		(84)	(80)	—	(80)
Other, net	3	—		3	5	—	5

Total other income and (deductions)	(81)	—		(81)	(75)	—	(75)

Income before income taxes	149	3		152	163	—	163
Income taxes	59	1	(b)	60	65	—	65

Net income	$90	$2		$92	$98	$—	$98

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$985	$—		$985	$993	$—	$993
Operating expenses
Purchased power and fuel	438	—		438	464	—	464
Operating and maintenance	222	(1	)(b)	221	280	—	280
Depreciation and amortization	62	—		62	58	—	58
Taxes other than income	41	—		41	42	—	42

Total operating expenses	763	(1)		762	844	—	844

Gain on sales of assets	1	—		1	—	—	—

Operating income	223	1		224	149	—	149

Other income and (deductions)
Interest expense, net	(28)	—		(28)	(28)	—	(28)
Other, net	2	—		2	2	—	2

Total other income and (deductions)	(26)	—		(26)	(26)	—	(26)

Income before income taxes	197	1		198	123	—	123
Income taxes	58	—		58	34	—	34

Net income	139	1		140	89	—	89

Net income attributable to common shareholder	$139	$1		$140	$89	$—	$89

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$1,036	$—		$1,036	$1,054	$—	$1,054
Operating expenses
Purchased power and fuel	487	—		487	529	—	529
Operating and maintenance	182	(1	)(b)	181	188	—	188
Depreciation and amortization	106	—		106	108	—	108
Taxes other than income	57	—		57	60	—	60

Total operating expenses	832	(1)		831	885	—	885

Operating income	204	1		205	169	—	169

Other income and (deductions)
Interest expense, net	(25)	—		(25)	(27)	—	(27)
Other, net	4	—		4	4	—	4

Total other income and (deductions)	(21)	—		(21)	(23)	—	(23)

Income before income taxes	183	1		184	146	—	146
Income taxes	74	—		74	58	—	58

Net income	109	1		110	88	—	88
Preference stock dividends	3	—		3	3	—	3

Net income attributable to common shareholders	$106	$1		$107	$85	$—	$85

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(216)	$—		$(216)	$(334)	$—		$(334)
Operating expenses
Purchased power and fuel	(215)	—		(215)	(330)	—		(330)
Operating and maintenance	(12)	(6	)(c)	(18)	(23)	—		(23)
Depreciation and amortization	13	—		13	14	—		14
Taxes other than income	9	—		9	9	—		9

Total operating expenses	(205)	(6)		(211)	(330)	—		(330)

Gain on sale of assets	1	—		1	—	—		—

Operating loss	(10)	6		(4)	(4)	—		(4)

Other income and (deductions)
Interest expense	(106)	89	(d)	(17)	(7)	—		(7)
Other, net	(23)	—		(23)	2	—		2

Total other income and (deductions)	(129)	89		(40)	(5)	—		(5)

Loss before income taxes	(139)	95		(44)	(9)	—		(9)
Income benefit	(54)	37	(c)	(17)	(12)	3	(e)	(9)

Net (loss) income	$(85)	$58		$(27)	$3	$(3)		$—

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with the pending PHI acquisition including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(d)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to anticipated financing for the pending PHI acquisition.
(e)	Adjustment to exclude the unitary tax impact of Generation’s economic hedging activities.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended,
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	15,718	15,768	15,993	14,912	12,136
Midwest	22,427	23,777	24,379	22,719	23,125
New York (a)	4,512	4,988	4,891	3,766	—

Total Nuclear Generation	42,657	44,533	45,263	41,397	35,261
Fossil and Renewables (a)
Mid-Atlantic	559	2,268	2,385	3,165	3,207
Midwest	432	424	212	319	417
New England	600	411	1,789	1,299	1,734
New York	1	1	1	1	1
ERCOT	1,422	1,624	2,331	1,553	1,656
Other Power Regions (c)	1,973	1,999	2,285	2,041	1,630

Total Fossil and Renewables	4,987	6,727	9,003	8,378	8,645
Purchased Power
Mid-Atlantic (b)	1,824	929	1,110	810	3,233
Midwest	589	513	260	520	711
New England	6,408	4,763	3,231	2,290	2,070
New York (b)	—	—	—	—	2,857
ERCOT	2,244	1,966	2,184	2,518	2,153
Other Power Regions (c)	3,307	3,389	4,397	3,654	3,355

Total Purchased Power	14,372	11,560	11,182	9,792	14,379
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	18,101	18,965	19,488	18,887	18,576
Midwest (d)	23,448	24,714	24,851	23,558	24,253
New England	7,008	5,174	5,020	3,589	3,804
New York	4,513	4,989	4,892	3,767	2,858
ERCOT	3,666	3,590	4,515	4,071	3,809
Other Power Regions (c)	5,280	5,388	6,682	5,695	4,985

Total Supply/Sales by Region	62,016	62,820	65,448	59,567	58,285

	Three Months Ended,
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014 (g)
Outage Days (f)
Refueling	89	97	18	108	52
Non-refueling	32	8	20	44	20

Total Outage Days	121	105	38	152	72

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation includes physical volumes of 3,284 GWh, 3,902 GWh, 3,726 GWh, and 3,780 GWh in the Mid-Atlantic and 4,512 GWh, 4,988 GWh, 4,891 GWh, and 3,766 GWh in the New York regions for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh in the Mid-Atlantic and 2,857 GWh in the New York regions as a result of the PPA with CENG for the three months ended March 31, 2014. As of the integration date of April 1, 2014, CENG volumes are included in nuclear generation.
(c)	Other Power Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical trading volumes of 1,808 GWh, 2,442 GWh, 3,006 GWh, 2,629 GWh, and 2,494 GWh for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.
(f)	Outage days exclude Salem.
(g)	Outage days exclude CENG.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2015 and 2014

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Retail Deliveries and Sales(a)
Residential	6,997	7,411	(5.6)%	(3.2)%	$568	$508	11.8%
Small Commercial & Industrial	8,161	8,331	(2.0)%	(0.4)%	338	344	(1.7)%
Large Commercial & Industrial	6,877	7,095	(3.1)%	(2.2)%	109	115	(5.2)%
Public Authorities & Electric Railroads	379	397	(4.5)%	(2.8)%	12	13	(7.7)%

Total Retail	22,414	23,234	(3.5)%	(1.9)%	1,027	980	4.8%

Other Revenue(b)					158	154	2.6%

Total Electric Revenue					$1,185	$1,134	4.5%

Purchased Power					$327	$320	2.2%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	3,632	3,874	3,164	(6.2)%	14.8%

Number of Electric Customers	2015	2014
Residential	3,511,271	3,488,204
Small Commercial & Industrial	369,424	367,282
Large Commercial & Industrial	1,966	2,028
Public Authorities & Electric Railroads	4,843	4,852

Total	3,887,504	3,862,366

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2015 and 2014

	Electric and Gas Deliveries				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,968	3,848	3.1%	1.5%	$450	$444	1.4%
Small Commercial & Industrial	2,162	2,055	5.2%	3.9%	115	111	3.6%
Large Commercial & Industrial	3,734	3,777	(1.1)%	(1.5)%	53	63	(15.9)%
Public Authorities & Electric Railroads	228	259	(12.0)%	(12.0)%	8	8	—%

Total Retail	10,092	9,939	1.5%	0.4%	626	626	—%

Other Revenue (b)					51	52	(1.9)%

Total Electric Revenue					677	678	(0.1)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	34,863	33,170	5.1%	2.9%	296	302	(2.0)%
Transportation and Other	8,696	8,369	3.9%	(1.2)%	12	13	(7.7)%

Total Gas	43,559	41,539	4.9%	2.0%	308	315	(2.2)%

Total Electric and Gas Revenues					$985	$993	(0.8)%

Purchased Power and Fuel					$438	$464	(5.6)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	2,934	2,844	2,477	3.2%	18.4%
Cooling Degree-Days	—	—	1	N/A	(100.0)%

Number of Electric Customers	2015	2014	Number of Gas Customers	2015	2014
Residential	1,439,005	1,428,798	Residential	464,344	459,627
Small Commercial & Industrial	149,192	149,285	Commercial & Industrial	42,941	42,385

Large Commercial & Industrial	3,102	3,114	Total Retail	507,285	502,012
Public Authorities & Electric Railroads	9,771	9,671	Transportation	847	898

Total	1,601,070	1,590,868	Total	508,132	502,910

(a)	Reflects delivery volumes and revenue from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenue.
(c)	Reflects delivery volumes and revenue from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended March 31, 2015 and 2014

	Electric and Gas Deliveries			Revenue (in millions)
	2015	2014	% Change	2015	2014	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	4,173	4,092	2.0%	$449	$436	3.0%
Small Commercial & Industrial	845	834	1.3%	76	71	7.0%
Large Commercial & Industrial	3,439	3,470	(0.9)%	120	123	(2.4)%
Public Authorities & Electric Railroads	75	78	(3.8)%	8	8	—%

Total Retail	8,532	8,474	0.7%	653	638	2.4%

Other Revenue (b)				60	71	(15.5)%

Total Electric Revenue				713	709	0.6%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	46,877	46,388	1.1%	299	285	4.9%
Transportation and Other (d)	3,325	6,330	(47.5)%	24	60	(60.0)%

Total Gas	50,202	52,718	(4.8)%	323	345	(6.4)%

Total Electric and Gas Revenues				$1,036	$1,054	(1.7)%

Purchased Power and Fuel				$487	$529	(7.9)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	2,950	2,861	2,395	3.1%	23.2%
Cooling Degree-Days	—	—	—	N/A	N/A

Number of Electric Customers	2015	2014	Number of Gas Customers	2015	2014
Residential	1,131,621	1,124,174	Residential	612,814	613,469
Small Commercial & Industrial	112,811	112,623	Commercial & Industrial	44,199	44,266

Large Commercial & Industrial	11,777	11,661	Total Retail	657,013	657,735
Public Authorities & Electric Railroads	286	292	Transportation	—	—

Total	1,256,495	1,248,750	Total	657,013	657,735

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 3,325 mmcfs ($23 million) and 6,330 mmcfs ($53 million) for the three months ended March 31, 2015 and 2014, respectively.